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                                   Exhibit 5.1

                                  June 3, 1997

Brandywine Realty Trust
16 Campus Boulevard
Newtown Square, PA  19073

                   Re: 1997 Long-Term Incentive Plan
                       -----------------------------

Ladies and Gentlemen:

                   You have requested our opinion, as counsel for Brandywine Realty Trust, a Maryland real estate investment trust (the "Trust"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), which registers the offer and sale of 750,000 common shares of beneficial interest, par value $.01 per share (the "Shares") of the Trust, issuable pursuable to the 1997 Long-Term Incentive Plan.

                   We have examined such records and documents and have made such examination of law as we have deemed relevant in connection with this opinion. Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws, the Shares, when issued against payment pursuant to their terms and the 1997 Long Term Incentive Plan, will be validly issued, fully paid and nonassessable. Insofar as this opinion relates to matters of Maryland law, we have relied exclusively upon the opinion of Ballard Spahr Andrews & Ingersoll addressed to the Company dated June 3, 1997.

                   We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Exhibits" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       PEPPER, HAMILTON & SCHEETZ


                                       By:  /s/Michael H. Friedman
                                            -------------------------------
                                            Michael H. Friedman, A Partner


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